Exhibit 99.1

CONTACTS:
(Media):	Bill Mintz	(713) 296-7276

(Investor):	Robert Dye	(713) 296-6662
	David Higgins	(713) 296-6690

(Web site):	www.apachecorp.com
FOR RELEASE AT 7:45 A.M. CENTRAL TIME
APACHE REPORTS THIRD-QUARTER NET INCOME
OF $1.2 BILLION OR $3.52 PER SHARE
     Houston, Oct. 30, 2008 — Apache Corporation (NYSE, Nasdaq: APA) today reported that strong crude oil and natural gas prices fueled third-quarter net income of $1.2 billion or $3.52 per diluted common share, up 94 percent from $612 million or $1.83 per share in the prior-year period.
     Third-quarter cash from operations — prior to changes in operating assets and liabilities* — totaled $2.1 billion, compared with $1.6 billion in the prior-year period.
     Third-quarter production declined 9 percent from the prior-year period and 7 percent from the second quarter to 510,672 barrels of oil equivalent (boe) per day. The decline was the result of two hurricanes that curtailed production in the Gulf of Mexico and onshore Louisiana and continued shut-ins following the June 3 explosion at the gas processing and transportation hub at Varanus Island in Australia. Most of the curtailed production in the Gulf and Australia is expected to be restored by year end, setting the stage for renewed growth in 2009.
     “We faced several challenges on the production side during the third quarter; we also had strong earnings, continued progress on our pipeline of development projects, and drilling success in several areas,” said G. Steven Farris, Apache’s president and chief executive officer.
     Three developments are expected to impact Apache’s 2009 production: Two new gas processing trains are expected to commence operations in Egypt by year end, boosting net production by approximately 100 million cubic feet (MMcf) of gas and 5,000 barrels of condensate per day; the Van Gogh field in Australia is expected to contribute a net 20,000 barrels of oil per day beginning in mid- 2009; and the Geauxpher field in the Gulf of Mexico is expected to commence production during the first quarter at a net rate of approximately 50 MMcf of gas per day.

     Apache had notable drilling results in Egypt, where the company drilled four discoveries; at its emerging Ootla shale play in Canada; and in the North Sea, where nine new wells fueled a 25-percent increase in third-quarter production compared with the prior-year period.
     “Apache continues to show operational progress, in spite of the recent turmoil in the commodity and equity markets and the global economic slowdown,” Farris said. “Although we have an abundant inventory of drillable prospects across 36 million acres, Apache intends to continue to live within our means. Our major development projects are critical to Apache’s future growth — and we intend to fund them — but we will adjust other capital spending to a level that does not exceed operating cash flow.”
     During the third quarter, Apache received an average of $101.04 per barrel of oil and $7.43 per thousand cubic feet of gas. Oil and gas prices were up 43 percent and 49 percent, respectively, above year-earlier levels, but both were 8 percent below second-quarter prices.
     Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina.
-end-

*    Adjusted earnings and cash from operations before changes in operating assets and liabilities are non-GAAP measures. Please see reconciliations below.
     NOTE: Apache will conduct a conference call to discuss its third-quarter results at 1 p.m. Central time on Oct. 30, 2008. The call will be webcast from Apache’s Web site, http://www.apachecorp.com. The webcast replay and podcast will be archived on Apache’s Web site. The conference call will be available for delayed playback by telephone for one week beginning at approximately 3 p.m. on Oct. 30. To access the telephone playback, dial (719) 457-0820 and provide Apache’s confirmation code, 4705013.
     This news release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, expectations, beliefs, plans and objectives regarding production and exploration activities. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties, including, without limitation, risks, uncertainties and other factors discussed in our 2007 Form 10-K and on our Web site. There is no assurance that Apache’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements. We assume no duty to update these statements as of any future date.

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
REVENUES AND OTHER:
Oil and gas production revenues	$3,368,882	$2,498,594	$10,450,949	$6,965,692
Other	(3,998)	6,364	1,867	14,685

	3,364,884	2,504,958	10,452,816	6,980,377

COSTS AND EXPENSES:
Depreciation, depletion and amortization	600,887	600,796	1,849,044	1,722,816
Asset retirement obligation accretion	24,970	24,436	77,146	72,634
Lease operating expenses	488,166	409,528	1,389,542	1,198,302
Gathering and transportation	42,375	34,887	123,118	100,585
Taxes other than income	304,280	139,461	845,406	393,222
General and administrative	57,561	61,405	218,856	200,065
Financing costs, net	33,291	60,367	116,594	165,788

	1,551,530	1,330,880	4,619,706	3,853,412

INCOME BEFORE INCOME TAXES	1,813,354	1,174,078	5,833,110	3,126,965
Current income tax provision	305,735	200,878	1,495,641	684,458
Deferred income tax provision	316,794	359,852	679,902	702,672

NET INCOME	1,190,825	613,348	3,657,567	1,739,835
Preferred stock dividends	1,420	1,420	4,260	4,260

INCOME ATTRIBUTABLE TO COMMON STOCK	$1,189,405	$611,928	$3,653,307	$1,735,575

NET INCOME PER COMMON SHARE:
Basic	$3.55	$1.84	$10.93	$5.23

Diluted	$3.52	$1.83	$10.84	$5.19

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	334,825	332,668	334,145	331,903

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands)

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
COSTS INCURRED: (1)
North America exploration and development	$960,624	$647,266	$2,505,259	$2,029,302
International exploration and development	641,028	491,381	1,932,257	1,425,624

	$1,601,652	$1,138,647	$4,437,516	$3,454,926

Oil and gas property acquisitions	$4,863	$17,025	$155,658	$1,050,019

(1)	Includes noncash asset retirement costs and capitalized interest as follows:

Capitalized interest	$18,674	$16,383	$53,730	$54,057
Asset retirement costs	$178,866	$28,369	$350,372	$155,197

	September 30,	December 31,
	2008	2007
BALANCE SHEET DATA:
Cash and Cash Equivalents	$1,644,604	$125,823
Other Current Assets	2,527,688	2,626,428
Property and Equipment, net	28,118,818	25,231,593
Restricted Cash	13,844	—
Goodwill	189,252	189,252
Other Assets	498,226	461,555

Total Assets	$32,992,432	$28,634,651

Current Liabilities	$2,916,306	$2,665,016
Long-Term Debt	3,917,327	4,011,605
Deferred Credits and Other Noncurrent Liabilities	7,395,693	6,580,051
Shareholders’ Equity	18,763,106	15,377,979

Total Liabilities and Shareholders’ Equity	$32,992,432	$28,634,651

Common shares outstanding at end of period	334,670	332,927

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
FINANCIAL DATA (In thousands, except per share data):
Revenues and other	$3,364,884	$2,504,958	$10,452,816	$6,980,377

Income Attributable to Common Stock	$1,189,405	$611,928	$3,653,307	$1,735,575

Basic Net Income Per Common Share	$3.55	$1.84	$10.93	$5.23

Diluted Net Income Per Common Share	$3.52	$1.83	$10.84	$5.19

Weighted Average Common Shares Outstanding	334,825	332,668	334,145	331,903

Diluted Shares Outstanding	337,894	335,117	337,151	334,086

PRODUCTION AND PRICING DATA:
OIL VOLUME — Barrels per day
United States	80,284	97,025	93,622	87,660
Canada	16,655	18,451	17,247	18,838
Egypt	64,803	60,395	64,082	60,219
Australia	7,083	14,685	8,286	14,308
North Sea	60,856	48,888	58,740	52,572
Argentina	12,729	11,708	12,342	11,266

Total	242,410	251,152	254,319	244,863

AVERAGE OIL PRICE PER BARREL
United States	$93.69	$67.70	$91.48	$61.75
Canada	111.81	73.95	108.10	63.74
Egypt	105.60	74.04	110.01	66.50
Australia	99.66	76.65	111.86	73.30
North Sea	113.56	73.18	110.08	65.21
Argentina	50.95	49.70	48.76	45.52
Total	101.04	70.43	100.17	63.74

NATURAL GAS VOLUME — Mcf per day
United States	635,891	763,693	712,529	768,520
Canada	349,000	386,659	355,834	386,312
Egypt	287,231	241,919	254,786	239,951
Australia	54,726	194,520	124,888	195,242
North Sea	2,697	1,721	2,604	1,851
Argentina	217,091	196,168	193,257	203,524

Total	1,546,636	1,784,680	1,643,898	1,795,400

AVERAGE NATURAL GAS PRICE PER MCF
United States	$9.96	$6.59	$9.64	$6.95
Canada	8.70	5.54	8.63	6.25
Egypt	5.62	4.72	5.68	4.42
Australia	2.36	1.93	2.18	1.83
North Sea	27.17	16.98	21.88	12.80
Argentina	1.41	0.93	1.53	1.03
Total	7.43	4.99	7.30	5.24

NGL VOLUME — Barrels per day
United States	5,450	7,766	6,636	7,677
Canada	2,034	2,253	2,046	2,199
Argentina	3,005	2,794	2,877	2,749

Total	10,489	12,813	11,559	12,625

AVERAGE NGL PRICE PER BARREL
United States	$72.82	$47.18	$64.49	$41.64
Canada	63.77	40.39	58.62	37.05
Argentina	36.63	37.74	38.81	35.07
Total	60.70	43.92	57.06	39.41

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)
NON-GAAP FINANCIAL MEASURES:
Reconciliation of income attributable to common stock to adjusted earnings:
The press release discusses Apache’s adjusted earnings. Adjusted earnings excludes certain items that management believes affect the comparability of operating results. The following provides the reasons adjusted earnings is a meaningful measure:
•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•	Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
Income Attributable to Common Stock (GAAP)	$1,189,405	$611,928	$3,653,307	$1,735,575

Adjustments:
Foreign currency fluctuation impact on deferred tax expense	(113,169)	115,180	(125,248)	185,832
Impact of Canadian Federal tax rate reductions	—	—	—	(17,074)

Adjusted Earnings (Non-GAAP)	$1,076,236	$727,108	$3,528,059	$1,904,333

Adjusted Earnings Per Share (Non-GAAP)
Basic	$3.21	$2.19	$10.56	$5.74

Diluted	$3.19	$2.17	$10.46	$5.70

Average Number of Common Shares
Basic	334,825	332,668	334,145	331,903

Diluted	337,894	335,117	337,151	334,086

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:
The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.
The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
Net cash provided by operating activities	$2,290,654	$1,427,467	$6,028,567	$3,877,472
Changes in operating assets and liabilities	(167,073)	190,511	259,447	399,987

Cash from operations before changes in operating assets and liabilities	$2,123,581	$1,617,978	$6,288,014	$4,277,459